UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

MINDSPEED TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31650	01-0616769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 579-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2010, Mindspeed Technologies, Inc. (the “Company”) entered into an underwriting agreement with Thomas Weisel Partners LLC, as representative of the underwriters named on Schedule I thereto, relating to the issuance and sale of 2,524,138 shares of the Company’s common stock. The shares of common stock will be sold at a public offering price of $7.25 per share. The Company intends to use the net proceeds from this offering for general corporate purposes, including capital expenditures, as well as to potentially refinance its outstanding indebtedness. Pursuant to the terms of the underwriting agreement, the Company has agreed to pay underwriting discounts and commissions equal to 6% of the gross proceeds from the offering, and the Company has agreed to reimburse the underwriters for legal and other expenses, not to exceed $100,000. The closing of the offering is expected to take place on March 9, 2010, subject to the satisfaction of customary closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The common stock will be issued pursuant to a prospectus supplement and accompanying prospectus, filed with the Securities and Exchange Commission on the date hereof in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-160322), which became effective on July 10, 2009, and an additional registration statement on Form S-3 (File No. 333-165181), which became effective upon its filing on March 3, 2010 pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The Company has exempted the investors’ acquisition of the securities in the offering from its newly adopted Section 382 rights agreement. However, investors that acquire securities in the offering will be subject to the applicable restrictions and limitations set forth in the Section 382 rights agreement, including, for those investors that own, or will own, 4.9% or more of the Company’s securities after the completion of the offering, the restriction from acquiring additional securities (other than those that were acquired in the offering) constituting one-half of one percent (0.5%) or more of the Company’s securities outstanding as of the date of the Section 382 rights agreement, as provided in such agreement.

On March 4, 2010, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto.

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements include, but are not limited to, those relating to the closing of the Company’s offering of common stock. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks and uncertainties related to customary closing conditions related to the offering and the risk that the offering is not consummated, as well as the risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended January 1, 2010 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as similar disclosures in the Company’s subsequent SEC filings. Forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of March 3, 2010, by and between Mindspeed Technologies, Inc. and Thomas Weisel Partners LLC, as representative of the underwriters named on Schedule I thereto.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
99.1	Press release of the Company dated March 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: March 4, 2010

By: /s/ Brandi R. Steege

Brandi R. Steege
Vice President, Legal, and Secretary

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated as of March 3, 2010, by and between Mindspeed Technologies, Inc. and Thomas Weisel Partners LLC, as representative of the underwriters named on Schedule I thereto.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
99.1	Press release of the Company dated March 4, 2010.